UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2014

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03                   Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

(a)              Bylaw Amendments

On November 14, 2014, the Board of Directors (the “Board”) of Investment Technology Group, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, approved a number of amendments to the Amended and Restated By-laws of the Company (the “By-laws”).  The By-laws have been amended and restated to effect these amendments.  The amendments are primarily intended to update certain provisions of the By-laws to account for changes in Delaware law since the By-laws were last revised, to clarify certain procedural matters relating to stockholder and Board meetings and director indemnification, and to enhance the information that is made available to the Board and stockholders in connection with stockholder-proposed business and director nomination, including amendments to:

Article II (Meetings of Stockholders):

(i) clarify and update procedures and processes relating to the conduct and adjournment of stockholder meetings,

(ii) add a requirement that stockholders who wish to propose business or nominate directors provide disclosure regarding certain potential conflicts and interests (including derivatives and short interest) in Company common stock,

(iii) add a requirement that any proposed director nominee complete a customary director questionnaire as well as a representation agreement disclosing voting commitments and outside compensation, consistent with questionnaires and representation agreements provided by the members of the Board; and

Article III (Board of Directors):

(iv) clarify and update procedures and processes relating to the conduct and adjournment of director meetings,

(v) require action by the chairman of the Board or a majority of the Board to call a special meeting of directors; and

Article V (Notices — Waivers — Meetings):

(vi) add provisions to allow for electronic transmissions;

Article VI (Officers):

(vii) update the descriptions and types of officers covered in the By-laws to align with the Company’s corporate structure; and

Article VII (Certificates of Stock, Transfer, Etc.):

(viii) revise the procedures relating to fixing record dates for meetings of stockholders to conform to recent changes in Delaware law; and

Article VIII (Indemnification):

(ix) clarify that the Company will indemnify directors and officers to the full extent of Delaware law for their service as directors or officers of the Company or its subsidiaries and in certain other customary capacities and positions, and

(x) provide for the use of independent counsel to determine whether the indemnity claimant has met the standard of conduct required to obtain indemnification following a Company change-in-control.

The amendments also included certain other technical, administrative and non-substantive amendments.

The foregoing summary of the revised provisions of the Company’s Amended and Restated By-laws does not purport to be a complete description of such amendments and is qualified in its the entirety by the full text of the Amended and Restated By-laws of the Company that are filed as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Investment Technology Group, Inc. (as adopted and effective November 14, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: November 19, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Investment Technology Group, Inc. (as adopted and effective November 14, 2014)